Exhibit 10.1

AMENDMENT TO CONSENT

January 6, 2002

Ms. Stacey Peterson

Chief Financial Officer

TTM Technologies, Inc.

17550 NE 67th Court

Redmond, WA 98052

Re:                               Amended and Restated Credit Agreement dated as of September 29, 2000, as amended (the “Credit Agreement”) among TTM Technologies, Inc. (formerly known as Pacific Circuits, Inc.) (the “Borrower”) and the Domestic Subsidiaries of the Borrower (the “Guarantors”), the several banks and other financial institutions party thereto (the “Lenders”) and Wachovia Bank, National Association (formerly known as First Union National Bank), as administrative agent for the Lenders (the “Administrative Agent”)

Ladies and Gentlemen:

Reference is hereby made to the above-referenced Credit Agreement.  Reference is further made to that certain Consent dated December 17, 2002 (the “Consent”) by certain of the Lenders and the Administrative Agent.  Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Credit Agreement or, if not defined therein, in the Consent.

You have requested that for purposes of calculating the financial covenants the income statement items and capital expenditures attributable to the Target Company not be included to the extent relating to any period prior to January 1, 2003.

The undersigned Lenders hereby consent and agree that the Section titled “Covenants” in Exhibit A to the Consent is deleted in its entirety and replaced with the following:

Covenants:                                                                                   The covenants will remain the same;  provided, however, for purposes of calculating the financial covenants, income statement items (whether positive or negative) and capital expenditures attributable to the Target
Company shall not be included to the extent relating to any period prior to January 1, 2003.

Except to the extent specifically provided to the contrary in this Amendment to Consent, all terms and conditions of the Credit Agreement and the Consent shall remain in full force and effect, without modification or limitation.  This Amendment to Consent shall not operate as a consent to any other action or inaction by the Parent, the Borrower or any of its Subsidiaries, or as a waiver or amendment of any right, power, or remedy of any Lender or the Administrative Agent under the Credit Agreement or the Consent nor constitute a consent to any such action or inaction, or a waiver or amendment of any provision contained in the Credit Agreement or the Consent except as specifically provided herein.  This Amendment to Consent may be executed in two or more counterparts, each of which shall be deemed an original, and all of which taken together shall be deemed to constitute one and the same instrument.

Please indicate your acknowledgment, acceptance and agreement or consent, as the case may be, to the foregoing Amendment to Consent by signing in the space provided below and returning an executed counterpart to the Administrative Agent by NO LATER THAN 11:59 P.M. MONDAY, JANUARY 6, 2003.

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Very truly yours,

WACHOVIA BANK, NATIONAL ASSOCIATION
individually in its capacity as a Lender and in its capacity as Administrative Agent

By:	/s/ David K. Hall
Name:	David K. Hall
Title:	Vice President

AMENDMENT TO CONSENT

GENERAL ELECTRIC CAPITAL CORPORATION,
as a Lender

By:
Title:

SUNTRUST BANK,
as a Lender

By:	/s/ Lee McCrary
Title: VICE PRESIDENT

By:
Title:

FLEET NATIONAL BANK
as a Lender

/s/ Greg Roux
By:	Greg Roux
Title: Director

Acknowledged, Accepted and Agreed to:

TTM TECHNOLOGIES, INC.
(formerly known as Pacific Circuits, Inc.),
a Washington corporation, as Borrower

By:	/s/ Stacey Peterson
Name:	STACEY PETERSON
Title:	CFO

Consented to by:

POWER CIRCUITS, INC.,
a California corporation

By:	/s/ Stacey Peterson
Name:	STACEY PETERSON
Title:	CFO